UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014   (December 19, 2013)

5V Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54175	27-3828846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7th Floor, Tower B, Four Points Sheraton Hotel Futian, Shenzhen, China	518038
(Address of principal executive offices)	(Zip Code)

+86-13510608355
(Company’s telephone number, including area code)

Not applicable
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

 On December 19, 2013, 5v Inc. (the “Company”) dismissed its independent registered public accounting firm, Patrizio & Zhao, LLC. (“Patrizio”)  because Patrizio was denied the ability to practice before the Securities and Exchange Commission (the “Commission”), pursuant to Rule 102 (e)(i)(ii) of the Commission’s Rules of Practice and Section 4C of the Securities Exchange Act of 1934.  The dismissal was approved by the Board of Directors (the “Board”) of the Company.

In  connection  with the audit of the fiscal year ended September 30, 2012 and through the date hereof, , there were (i) no disagreements with Patrizio on any matter of accounting  principles or practices,  financial statement  disclosure, or auditing scope or procedure, which disagreements if not  resolved  to the  satisfaction  of Patrizio would  have caused them to make reference to the subject matter of the disagreement(s) in connection with their report; (2) no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K except certain material weaknesses in the internal controls over financial reporting as disclosed in the Form 10-K for the fiscal year ended September 30, 2012.

Patrizio’s report on the financial statements of the Company for the year ended September 30, 2012 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has provided Patrizio with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”), and has requested that Patrizio furnish a letter addressed to the SEC stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree.  As of the date of the filing of this Form 8-K, the Company has not received any response from Patrizio.  As soon as the Company receives a copy of Patrizio’s letter to SEC, the Company will file an amendment to this Form 8-K.

On December 20, 2013, the Company engaged Keith K. Zhen (“Zhen”) as the Company’s independent registered public accountant effective immediately.  The engagement was approved by the Board.  Prior to December 20, 2013, the Company did not consult with Zhen regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized Patrizio to respond fully to any inquiries of Zhen.

As financial statements for a period previously audited by P&Z and required to be included in filings made by the Company after September 30, 2013 will have to be re-audited by a firm that is registered with the PCAOB, Zhen agreed to re-audit the financial statements for the fiscal year ended September 30, 2012 to be included in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2013.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2013, .Ming Zhao notified the Board of Directors of his resignation from his position as the Chief Financial Officer for personal reasons. Mr. Zhao’s resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Company is in the process of identifying a qualified candidate to fill the vacancy created by Mr. Zhao’s resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5V INC.

Date: January 7, 2014	By:	/s/ Jun Jiang
Jun Jiang
President and Chief Executive Officer

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